Exhibit (10)(b)
                                                                EXECUTION COPY


                            NON-COMPETITION AGREEMENT
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     THIS IS A NON-COMPETITION  AGREEMENT (the  "Agreement"),  dated as of April
30, 2002 (the "Effective Date"), between West Pharmaceutical  Services,  Inc., a
Pennsylvania   corporation,   (the   "Company")   and  William  G.  Little  (the
"Executive").

                                   Background

     The Executive is employed by the Company as its Chairman of the Board pursuant to an Amended and Restated Employment Agreement dated as of March 25, 2000, as amended by an Amendment to Amended and Restated Employment Agreement dated as of April 30, 2002, between the Executive and the Company (as so amended, the "Employment Agreement").

     The Employment Agreement contains restrictions on the ability of the Executive to engage in certain activities in competition with the Company. The Board and its Compensation Committee have determined that it is in the best interests of the Company to provide certain additional benefits and compensation to the Executive in exchange for the Executive agreeing to an expanded scope and extended term of the non-competition covenants, all as set for in this Agreement. The Executive has agreed to these arrangements.

                                    Agreement

     Intending to be legally bound, the parties agree as follows:

1. Definitions. As used in this Agreement, the terms defined in this Section and elsewhere in this Agreement shall have the meanings here or there provided.

     1.1 An "Affiliate" of a Person means any Person directly or indirectly controlling, controlled by or under common control with such Person.

     1.2 "Company's Business" means the business of the Company or any Affiliate of the Company:

          (a) in the development of proprietary drug-delivery technologies that provide optimized therapeutic effects for challenging drug molecules, such as peptides and proteins, carbohydrates, oligonucleotides, as well as systems for vaccines, gene therapy and diagnostic applications, and other business being carried on by the Company's Drug Delivery Systems Division;

          (b) the development, manufacture and sale of stoppers, closures, containers, medical-device components and assemblies made from elastomers, metal and plastic, and other business being carried on by the Company's Pharmaceutical Services Division; and

          (c) any other business conducted by the Company or any Affiliate of the Company during the Restrictive Period in which the Executive has been actively involved while an employee of the Company.

     1.3 "Termination Date" means the date on which the Executive ceases to be employed by the Company or any of its Affiliates.


     1.4 "Person" means an individual, a corporation, a partnership, an association, a trust or other entity or organization.


     1.5 "Restrictive Period" means the period commencing on the Effective Date and continuing through October 18, 2007, the date of the Executive's 65th birthday.

     1.6  "Retirement  Plan"  means  the  West  Pharmaceutical   Services,  Inc.
          Employees Retirement Plan, as amended and restated effective January 1, 2001, and any successor plan thereto.

     1.7 "SERP" means the West Pharmaceutical Services, Inc. Supplemental Executive Retirement Plan and any successor plan thereto.

2. Covenant-Not-to-Compete. During the Restrictive Period, the Executive will not, and will not permit any of his Affiliates, directly or indirectly, to:

     2.1 engage in competition with, or acquire a direct or indirect interest or an option to acquire such an interest in any Person engaged in competition with, the Company's Business anywhere in the world (other than an interest of not more than 5 percent of the outstanding stock of any publicly traded company);

     2.2 serve as a director, officer, executive or consultant of, or furnish information to, or otherwise facilitate the efforts of, any Person engaged in competition with the Company's Business anywhere in the world;

     2.3 solicit, employ, interfere with or attempt to entice away from the Company or any Affiliate of the Company any individual who has been employed by the Company or any such Affiliate in an executive, scientific or technical capacity in connection with the conduct of the Company's Business within one year prior to such solicitation, employment, interference or enticement; or

     2.4. approach, solicit or deal with in competition with the Company any Person which at any time during the 12 months immediately preceding the Termination Date:

         (a) was a customer, client, supplier, agent or distributor of the Company or any Affiliate of the Company;

         (b) was a customer, client, supplier, agent or distributor of the Company or any Affiliate of the Company with whom individuals reporting to or under the Executive's direct control had personal contact on behalf of the Company or any such Affiliate; or

         (c) was a Person with whom the Executive had regular, substantial or a series of business dealings on behalf of the Company or any Affiliate of the Company (whether or not a customer, client, supplier, agent or distributor of the Company or any Affiliate of the Company).

    2.5. The Restrictive Period shall be automatically extended for any period of time during which the Executive has breached, or threatened to breach, any provisions hereof.

    2.6. For the avoidance of doubt, the Executive agrees that the phrase "Person engaged in competition with the Company's Business" as used in this Section includes, without limitation, the companies listed on Exhibit "A" to this Agreement, their Affiliates and subsidiaries.

      3.  Consideration.

          3.1 In consideration of the covenants contained in Section 2, the Executive will be entitled to the payments, compensation and benefits specified in Sections 3.2 through 3.7, inclusive. Notwithstanding the foregoing, if the Company terminates the Executive's employment for Cause, as defined in the Employment Agreement, or if the Executive breaches any of the covenants contained in this Agreement, the Company shall not be obligated to make such payments or provide such compensation and benefits. The Executive's obligations under Section 2 hereof shall continue notwithstanding termination of the Executive's employment for Cause.

         3.2   Enhanced Retirement Benefits.

               (a) The Executive shall be entitled to retirement benefits under the Retirement Plan and the SERP, which shall be calculated and paid using the following assumptions: (i) the Termination Date is his Normal Retirement Date (as defined in Section 1.33 of the Retirement Plan); (ii) the Executive shall be deemed to have attained age 65 for all purposes under the Retirement Plan and SERP; provided, however, that Executive's actual age (as of any conversion date) shall be used to convert the benefits payable under the SERP from a single life annuity for the life of the Executive with no period certain to any other form of benefit; and (iii) the Executive shall be credited with 32.25 Years of Service (as defined in Section 1.58 of the Retirement Plan). Benefits under Retirement Plan and SERP will begin to be paid to the Executive as soon as administratively feasible but not later than 30 days after the Termination Date.

               (b) There shall be no reduction of benefits under the SERP and Retirement Plan for any benefits the Executive is or would have been entitled to receive under pension plans sponsored by The Kendall Company and C. R. Bard, Inc. if he has or had retained the right to retire under the plans sponsored by those employers.

         3.3 Continued Medical and Insurance Coverage. The Company will continue the following medical and insurance coverage for the periods indicated below:

               (a) The standard medical and dental benefits and the Executive Medical coverage currently available to the Executive and his dependents shall be continued from the Termination Date through September 30, 2007. To continue these benefits the Executive must pay the applicable contribution that is charged to similarly situated executives of the Company. The Company will continue to pay the same portion of the cost of the coverage as it did when the Executive was employed;

               (b) The Company will continue to keep in force its current individual whole-life insurance policy in the amount of $500,000 for the policy years 2003 through 2007, provided that the Executive pays the applicable contribution. The Company will continue to pay the same portion of the cost of the coverage as it did when the Executive was employed; and

               (c) The Company will continue or procure additional life insurance coverage for the Executive in the amount of $600,000 for the period commencing on the Termination Date and continuing through at least October 18, 2007.

                    The   Executive's   short-term   and  long-term   disability
                    insurance coverage will cease as of the Termination Date.

        3.4 Company Car. Upon notice to the Company on or before the Termination Date, the Executive shall be entitled to purchase his company car from the Company for the sum of $1.00 (one dollar).

        3.5 Financial Planning Assistance. During the period commencing on the Termination Date and continuing through October 18, 2007, the Executive will continue to be reimbursed for financial planning assistance in accordance with the current Company policy.

        3.6 Office Space and Administrative Support. The Company shall pay for an offsite office and shared administrative support from the period commencing on the Termination Date until October 18, 2007.

        3.7    Stock-Based Incentive Awards.

               (a) For purposes of all grants and awards made to the Executive under the Company's 1998 Key Employee Incentive Compensation Plan (the "Keicp") or otherwise, including without limitation awards of restricted shares, the Executive shall be deemed to have retired from the Company on and as of the Termination Date.

               (b) Exhibit "B" attached hereto identifies each outstanding option (each an "Option" and collectively the "Options") held by Executive to acquire shares of common stock of the Company under the KEICP. Notwithstanding any provision of the KEICP or any option agreement issued pursuant the KEICP to the contrary, (i) that portion of any Option that is unvested and/or unexercisable as of the Termination Date shall continue to vest and/or become exercisable during the period commencing on the Termination Date and ending on October 18, 2007 as if Executive had continued to be employed by the Company until October 18, 2007; and (ii) all Options (including without limitation those that become vested pursuant to subparagraph (i) hereof or otherwise) will remain exercisable by the Executive (or his heirs or representatives) until the date identified in the column entitled "Last Date to Exercise Vested Shares" on Exhibit "B".

4. Enforcement. The Executive acknowledges that a breach of this Agreement by him will cause the Company immediate and irreparable harm for which the Company's remedies at law (such as money damages) will be inadequate. The Company shall have the right, in addition to any other rights it may have, to obtain an injunction to restrain any breach or threatened breach of this Agreement. Should any provision of this Agreement be adjudged to any extent invalid by any competent tribunal, that provision will be deemed modified to the extent necessary to make it enforceable. The Company may contact any person with or for whom the Executive works after his employment by the Company ends and may send that person a copy of this Agreement.

5.   General.

     5.1 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania, without giving effect to conflicts of laws principles thereof which might refer such interpretations to the laws of a different state or jurisdiction.

     5.2 Captions. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     5.3 Entire Agreement. This Agreement, including Exhibit "A" and Exhibit "B" hereto, both of which are incorporated herein by reference, sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties.

     5.4 Effect of Agreement. Except as otherwise set forth in this Agreement, the Employment Agreement shall remain in full force and effect in accordance with its terms.

     5.5 No Other Representations. No representation, promise or inducement has been made by either party hereto that is not set forth in this Agreement, and no party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

     5.6  Amendments; Waivers.

          (a) This Agreement may not be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may not be waived, except by a written instrument executed by the parties to this Agreement or in the case of a waiver, by the party waiving compliance.

          (b) The failure of any party to require performance of any provision of, or to exercise any right under, this Agreement shall not affect the right of that party at a later time to enforce that provision or exercise that right.

          (c) No waiver of any term of this Agreement, whether by conduct or otherwise, will be deemed to be, or construed as, a further or continuing waiver of that or any other breach.

     5.7 Binding Effect. The Executive's undertakings hereunder will bind him and his heirs and legal representatives regardless of (a) the duration of his employment by the Company, (b) any change in his duties or the nature of his employment, (c) the reasons or manner of termination of his employment, and (d) the amount of his compensation.


     5.8  Counterparts.   This   Agreement  may  be  executed  in  one  or  more
          counterparts, which together shall constitute a single agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Non-Competition Agreement as of the date first set forth above.

                                    WEST PHARMACEUTICAL SERVICES, INC.



                                    By: /s/ J.R. Gailey
                                        -----------------------------------
                                        John R. Gailey III, Vice President


                                        /s/ William G. Little
                                        -----------------------------------
                                        William G. Little

                                   Exhibit "A"



Helvoet
Stelmi
Sealine

Baxter
Abbott
Becton Dickinson and Company

Merck
Pfizer
GlaxoSmithKline
Lilly
Wyeth
Aventis
Novo

Amgen
Genentech
Ivax
Teva

IDDS
Solvay

Bespak
Pfeiffer
Valois

Elan
Nastech
Inhale
Alkermes
Skye Pharma

                                   Exhibit "B"

                                William G. Little

      Stock Options Outstanding as of April 30, 2002 with Vesting Schedule and Expiration Dates

                Total Number of       No. of Shares         Vesting Date(s) of                          Last Date
Grant Date      Shares Covered      Exercisable as of      Currently Exercisable      Option Price     To Exercise
                  by Option          Effective Date              Shares                Per Share       Vested Shares
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09/08/1995         120,000              120,000                  n/a                    $30.18750      09/07/2005

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08/05/1997         165,000              132,000           08/06/2002 - 33,000 shares    $29.40630      08/04/2007

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03/25/2000          20,000                8,000            Dependent on milestones      $26.03130      03/25/2010

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03/25/2000         165,000               66,000            03/25/2003 - 33,000 shares   $26.03130      03/25/2010

                                                           03/25/2004 - 33,000 shares

                                                           03/25/2005 - 33,000 shares
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05/02/2001          75,000               75,000                   n/a                   $26.7500       05/01/2005

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